UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
May 5, 2005

bebe stores, inc. (Exact name of registrant as specified in its charter)

California (State or Jurisdiction of Incorporation or Organization)	0-24395 (Commission File No.)	94-2450490 (IRS Employer Identification Number)

400 Valley Drive
Brisbane, California 94005
(Address of principal executive offices)

Registrant's telephone number, including area code
(415) 715-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. On May 5, 2005, bebe stores, inc. issued a press release announcing its April 2005 sales.

The press release relating to the April 2005 sales is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

    99.1.        Press Release dated May 5, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated May 5, 2005 bebe stores, inc. /s/ Walter Parks __________________________________ Walter Parks, Chief Financial Officer

Exhibit 99.1

Contact: Walter Parks
                Chief Financial Officer
                bebe stores, inc.
                (415) 715-3900

bebe stores, inc. Announces April 2005 Sales;
Same Store Sales Increase 31.2%

BRISBANE, CALIF. – May 5, 2005 – bebe stores, inc. (Nasdaq: BEBE) today reported retail sales of $40.3 million for the four-week period ended April 30, 2005, an increase of 42.4% compared to sales of $28.3 million for the four-week period ended May 1, 2004.

Same store sales for the four-week period ended April 30, 2005 increased 31.2% compared to an increase of 10.0% for April 2004. For fiscal April 2005, same store sales were determined using a comparable period of 28 days.

Retail sales for the year-to-date period beginning July 1, 2004 and ending April 30, 2005 were $410.5 million compared to $305.3 million for the year-to-date period beginning July 3, 2003 and ending May 1, 2004, an increase of 34.5%. Same store sales for the year-to-date period beginning July 1, 2004 and ending April 30, 2005 increased 23.7% compared to an increase of 9.7% for the year-to-date period beginning July 1, 2003 and ending April 30, 2004.

bebe stores, inc. provides additional information on a recorded message. Interested parties are invited to listen to the message by calling 1-877-232-3757.

bebe stores, inc. designs, develops and produces a distinctive line of contemporary women’s apparel and accessories, which it markets under the bebe, BEBE SPORT and bebe O brand names. bebe currently operates 208 stores, of which 178 are bebe stores and 30 are BEBE SPORT stores. These stores are located in the United States, Puerto Rico and Canada. In addition, we have an online store at www.bebe.com.

The statements in this news release and on our recorded message, other than the historical financial information, contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ from anticipated results. Wherever used, the words “expect,” “plan,” “anticipate,” “believe” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, miscalculation of the demand for our products, effective management of our growth, decline in comparable store sales performance, ongoing competitive pressures in the apparel industry, changes in the level of consumer spending or preferences in apparel, loss of key personnel, difficulties in manufacturing, disruption of supply, adverse economic conditions, and/or other factors that may be described in the company’s annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict.